UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014

Biota Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Northwinds Parkway, Suite 100 Alpharetta, GA		30009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 762-3240

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 10, 2014, Biota Pharmaceuticals, Inc. (the "Company") entered into an underwriting agreement (the "Agreement") with Guggenheim Securities, LLC, as underwriter (the "Underwriter"), relating to an underwritten public offering of 5,813,900 shares of its common stock, par value $0.10 per share, at a public offering price of $4.30 per share (the "Offering Price"). Under the terms of the Agreement, the Company has also granted the Underwriter a 30-day option to purchase up to 872,085 additional shares of common stock to cover over-allotments, if any, at the Offering Price. The Company expects to receive approximately $23.3 million in net proceeds from the offering after deducting underwriting discounts and commissions and other offering expenses payable by the Company, assuming no exercise by the Underwriter of its over-allotment option, or approximately $26.9 million if the Underwriter exercises its over-allotment option in full. Guggenheim Securities, LLC is acting as sole book-running manager for the Offering. The shares are expected to be delivered to the Underwriter on or about January 15, 2014, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-190594), which became effective on October 17, 2013, and the base prospectus included therein, as supplemented by the prospectus supplement dated January 10, 2014. A copy of the Agreement executed in connection with the offering is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the Underwriter with customary indemnification rights under the Agreement. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

The opinion of the Company’s counsel regarding the validity of the shares issued in this offering is filed herewith as Exhibit 5.1.

Item 8.01 Other Events

On January 10, 2014, Biota Pharmaceuticals, Inc. issued a press release announcing the pricing of the public offering. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement between the Company and Guggenheim Securities, LLC, as underwriter, dated as of January 10, 2014.

5.1	Opinion of Dechert LLP.

23.1	Consent of Dechert LLP (included in Exhibit 5.1).

99.1	Press release dated January 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biota Pharmaceuticals, Inc.

Date: January 10, 2014	/s/ Russell H. Plumb
	Name:	Russell H. Plumb
	Title:	Chief Executive Officer and President
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement between the Company and Guggenheim Securities, LLC, as underwriter, dated as of January 10, 2014.
5.1	Opinion of Dechert LLP.
23.1	Consent of Dechert LLP (included in Exhibit 5.1).
99.1	Press Release dated January 10, 2014.